Exhibit 23

                          Independent Auditors' Consent

Board of Directors
SCBT Financial Corporation

            We consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 333-26029) and the Registration Statement on Form S-8 (File No. 333-103708) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Employee Savings Plan, the Registration Statement on Form S-8 (File No. 333-26031) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Incentive Stock Option Plan of 1996, the Registration Statement on Form S-8 (File No. 333-33092) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation 1999 Stock Option Plan, the Registration Statement on Form S-8 (File No. 333-90014) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Employee Stock Purchase Plan, the Registration Statement on Form S-8 (File No. 333-115919) filed by SCBT Financial Corporation with respect to the SCBT Financial Corporation Stock Incentive Plan, and the Registration Statement on Form S-8 (file No. 333-86922) and the Registration Statement on Form S-8 (file No. 333-103707), filed by SCBT Financial Corporation with respect to certain Restricted Stock Agreements of (1) our Report, dated February 10, 2005, with respect to the consolidated balance sheets of SCBT Financial Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004 included in SCBT Financial Corporation's annual report on Form 10-K for the year ended December 31, 2004 and (2) our report, dated April 27, 2005, with respect to the assessment by management of SCBT Financial Corporation of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this amended annual report on Form 10-K/A of SCBT Financial Corporation for the year ended December 31, 2004.



                                      /s/ J. W. Hunt and Company, LLP
                                      -------------------------------
                                          J. W. Hunt and Company, LLP

Columbia, South Carolina
April 27, 2005


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